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EXHIBIT 4(B)      1995 NON-EMPLOYEE DIRECTORS' STOCK
                  OPTION PLAN AND EXHIBITS


1.  Purpose of the Plan

      This Stock Option Plan (the "Plan") is intended to promote the interests of Group 1 SOFTWARE, Inc. (the "Company") by providing non-employee directors of the Company with incentives to work for the best interests of the Company and its stockholders through continuing personal interest in the value of the common stock.

2.  Administration of the Plan

      (a) The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company. Such administration shall consist of authority to interpret the provisions of the Plan, to establish such rules and procedures as may be necessary or advisable to administer the Plan and to make all determinations necessary or advisable for the administration of the Plan; provided, however, that no such interpretation or determination shall change or affect the selection of participants eligible to receive grants under the Plan, the number of shares covered by or the timing of any grant of Options under the Plan or the terms and conditions thereof. The interpretation and construction by the Committee of any provision of the Plan or of any Option Agreement shall be final and conclusive.

      (b) The Plan is intended to comply with the terms and provisions of Rule 16b-3 promulgated under the Exchange Act. Any provision of the Plan or any option Agreement inconsistent with the terms of such Rule in effect on such date shall be inoperative and shall not affect the validity of the Plan, such Option Agreement or any other provision thereof.

3.  Stock Subject to the Plan

      Under this Plan, options may be granted for shares of the Company's common stock, $.01 par value ("Shares"). Shares issued upon exercise of options may be either newly issued Shares or treasury Shares, at the discretion of the Company. The aggregate number of Shares under the Plan is 100,000. If any outstanding option under the Plan expires or is terminated for any reason, the Shares allocable to the unexercised portion of such option may again be subject to an option under the Plan.

4.  Eligibility; Grant of Options

      (a) Each person who becomes a Non-Employee Director at any time after the effective date of the Plan shall be automatically granted an option to purchase 5,000 Shares on the date when he becomes a director.

      (b) Each Non-Employee Director who is granted an option pursuant to Subparagraph 4(a) above shall be automatically granted an additional option to purchase 5,000 Shares on each anniversary of the date of his first grant under the Plan if, on such anniversary, he is then a Non-Employee Director.

5.  Terms and Conditions of Options

      Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Compensation Committee shall, from time to time, approve, which agreements shall comply with and be subject to the following terms and conditions:

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     (a)  Option Price

      The option price of any option granted under the Plan shall be the fair market value of the Company common stock on the date of the grant of such option. If the Shares are listed on an established stock exchange, such fair market value shall be deemed to be the closing price of Company common stock on such stock exchange on the day the option is granted or, if no sale of Company common stock shall have been made on any stock exchange on that day, the next preceding day on which there was a sale of such stock. If Company common stock is not listed on an established stock exchange but is traded in the over-the-counter market, the fair market value of the Shares shall be the closing price as quoted in the National Association of Securities Dealers' Automated Quotation System ("Nasdaq") on the day the option is granted or, if no sale of Company common stock is reflected in Nasdaq on that day, on the preceding day on which there was a sale of such stock reflected in Nasdaq. If no quotations are available, the fair market value shall be as determined by a majority of the Board of Directors in good faith. The Compensation Committee shall have full authority and discretion in fixing the option price in accordance with any reasonable method of valuation, and be fully protected in doing so.

      (b) Terms and Exercise of Options

          (1) Each option granted under the Plan shall be exercisable as to 20% of the total number of Shares covered thereby during each consecutive twelve month period commencing on a date twelve months after the granting of the option.

          (2) To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period but not more than ten years from the date the option is granted.

          (3) Any option granted under the Plan may be exercised by notifying the Company of such exercise prior to the termination of such option. The option price for the number of Shares for which the option is exercised shall become immediately due and payable; provided, however, that in lieu of cash an optionee may exercise his option by tendering to the Company, shares of Company common stock owned by him (which includes pyramiding the shares received upon exercise of options by simultaneously delivering such shares of stock in payment of the purchase price of shares subject to additional options having a fair market value equal to the cash exercise price of the Shares being purchased), provided that any Share delivered in payment of the exercise price must have been held of record by the Optionee for a least six months or such other period as may be required to avoid any adverse effect on the financial position of the Company or a subsidiary as a result of incurring compensation expense or otherwise. Such shares, which shall be fully paid and non-assessable upon the issuance thereof, shall be represented by a certificate or certificates registered in the name of the Participant and stamped with any appropriate legend.

          (4) During the lifetime of the optionee, the options shall be exercisable only by him or his representative and shall not be assignable or transferable by him otherwise than by will or the laws of descent and distribution.

     (c)  Effect of Termination of Directorship

          (1) In the event that an optionee shall cease to be a Non-Employee Director of the Company for any reason other than his death, such optionee shall have the right to exercise his options at any time within thirty days after he has ceased to be a Non-Employee Director to the extent of the full number of Shares he was entitled to purchase under the options on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

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      (2) If the optionee shall die while he is a Non-Employee Director of the
Company or within one month after termination of such status for any reason, and he shall not have fully exercised all his options, such options may be exercised at any time within six months after his death by the executors or administrators of the optionee or by any person or persons to whom the options are transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares he was entitled to purchase under the options on the date of death, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

     (d)  Adjustment Upon Changes in Stock

     If any change is made in the common stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividends, stock splits, combination of shares, exchange of shares, change in corporate structure, or otherwise) appropriate adjustments shall be made as to the maximum number of Shares subject to outstanding options.

     (e)  Rights As A Stockholder

     No person shall have any rights as a stockholder with respect to any Shares covered by an option granted pursuant to the Plan until the date of the issuance of a stock certificate to him for such Shares.

     (f)  In the event of an occurrence of any of the following events:

            (1) the commencement of a bona fide "tender offer" (other than by the Company or COMNET Corporation, a Delaware corporation ("COMNET") or COMNET's successor or assign) which tender offer is acceptable to the Company's Board for the shares of the Company as provided under Rule 14d-2 promulgated under the Federal Securities Exchange Act of 1934, as amended, or any subsequent comparable Federal rule or regulation governing tender offers;

            (2) a successful tender offer not previously approved by the Company's Board of Directors resulting in a change of control of the Board;

            (3) the Company's execution of an agreement concerning the sale of substantially all of its assets (other than to a subsidiary in a mere corporate restructuring);

            (4)  the Company's adoption of a plan of dissolution or liquidation;
or

            (5) the Company's execution of an agreement concerning a merger or consolidation (with a corporation other than COMNET) involving the Company in which the Company is not the surviving corporation or if, immediately following such merger or consolidation, less than fifty percent (50%) of the surviving corporation's outstanding voting stock is held by persons who were shareholders of the Company immediately prior to such merger or consolidation; upon approval of the Compensation Committee each Participant shall have the right, immediately following such occurrence, to exercise his or her Option in full to the extent not theretofore exercised regardless of any provision herein or any provision in the Option contract providing for the deferment of the vesting or exercise thereof.

      The Participant shall then be entitled to exercise the options regardless of whether the tender offer described in 5(f)(1) is successful, regardless of whether the dissolution or liquidation is consummated, and regardless of whether the other corporation which is the surviving corporation in a merger or consolidation


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shall adopt and maintain any plan under which options are granted to the
Participant. In the event the agreement concerning the sale of substantially all of its assets or the agreement concerning a merger or consolidation is not consummated by the parties, then the Options not exercised prior to the formal determination by the Board that the contemplated transaction will not be consummated shall on and after the date of such determination again be subject to the exercise restrictions set forth in the Option agreement. In the case of a merger, consolidation, reorganization, reclassification, sale of assets or similar event, all outstanding Options shall pertain to the securities or other property to which a holder of the number of shares of Stock covered by the Option would have been entitled to receive in connection with such event, and in the case of any other event specified herein, each outstanding Option shall remain outstanding and exercisable in accordance with its terms.

     (g)  Treatment of SARs.

     In the event of any of the occurrences referenced in Section 5(f), above, the Redemption Date with respect to all SARs theretofore granted hereunder and outstanding at that time shall be the date of such event, regardless of any provision herein or any provision in the Stock Unit contract providing for the deferment of the vesting or redemption of any provision herein or any provision in the SAR contract providing for the deferment of the vesting or redemption thereof. The Participant shall be entitled to redeem the SAR regardless of whether the tender offer is successful, regardless of whether the dissolution or liquidation is consummated, and regardless of whether the other corporation which is the surviving corporation in a merger or consolidation shall adopt and maintain any plan under which SARs are granted to the Participant. In the event the agreement concerning the sale of substantially of all of its assets or the agreement concerning a merger or consolidation is not consummated by the parties, then the SARs not exercised prior to the formal determination by the Board that the contemplated transaction will not be consummated shall on and after the date of such determination again be subject to the vesting restrictions set forth in the Option agreement.

     In the case of a merger, consolidation, reorganization, reclassification, sale of assets or similar event, the SARs Value of any SAR upon the redemption of such SAR shall be determined on the basis of the difference, if any, between
(i) the value of a single share of the Company's Stock as of the date of grant of such SAR, and (ii) the current value, as of the Redemption Date of such SAR, of the shares of stock or other securities into which a single share of the Company's Stock would have been converted on the date of such reclassification, consolidation, merger, reorganization, sale of assets or other similar event.

     (h) In making the adjustments provided for, by this Section 5, consideration shall be given to applicable tax laws in order to avoid a premature lapse or disqualifying disposition of an option due solely to such adjustment.

6.  Securities Matters

     The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise will not violate any state or federal securities laws or other laws. The Non-Employee Director desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Shares to be acquired pursuant to such exercise shall be held for his own account without a view to any further distribution thereof, that the certificates for such Shares shall bear an appropriate legend to that effect, and that such Shares shall not be transferred or disposed of except in compliance with applicable federal and state laws. The Company may, in its sole discretion, defer the effectiveness of any exercise of any option granted hereunder in order to allow the issuance of Shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall be under no obligation to effect the registration pursuant to the Securities

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Act of 1933 of any Shares to be issued hereunder or to effect similar compliance under any state laws. The Company shall inform the optionee in writing of its decision to defer the effectiveness of the exercise of an option granted hereunder. During the period that the effectiveness of the exercise of an option has been deferred, the optionee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

7.  Amendment or Termination of the Plan.

     The Plan may be terminated and may be modified or amended by the Board at any time and from time to time; provided, however, that (i) no modification or amendment increasing the aggregate number of Shares which may be issued under options, materially increasing benefits accruing to optionees, or materially modifying the requirements as to eligibility to receive options hereunder or otherwise instituting a material modification or amendment to the Plan shall be effective without stockholder approval, (ii) no such termination, modification, or amendment of the Plan shall alter or affect the terms of any then outstanding options previously granted hereunder without the consent of the holder thereof and (iii) the provisions of Section 5 with respect to the number of Shares for which Options shall be granted, the timing of such grants and the Option Price for such Options shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

8.  Miscellaneous

     (a) Nothing contained in the Plan shall be construed to preclude the granting of an option or options to an optionee in addition to an option or options for the purchase of Shares already held by that optionee or the granting of more than one option to an optionee at the same time.

     (b) Any and all grants of options shall be subject to all applicable rules and regulations of any exchange on which the Company's Common Stock may then be listed.

     (c) The Plan shall be effective on September 12, 1995, after approval by the Company's stockholders at the 1995 annual meeting of stockholders. No Option shall be granted after September 10, 2005.

     (d) Nothing in the Plan nor in any option granted under the Plan shall confer (or be deemed to confer) any right on any optionee to continue as a director of the Company or any subsidiary or shall interfere in any way with the right of the Board or the stockholders of the Company, or the board of directors or stockholders (including the Company) of any subsidiary, to terminate such status at any time, with or without cause and with or without notice except as otherwise provided by the certificate of incorporation or by laws of the Company or such Subsidiary or applicable law.

     (e) Notwithstanding any provision of the Plan or any option agreement to the contrary, no option may be granted or exercised at any time when such option or the granting or exercise thereof or payment therefore may result in the violation of any law or governmental order or regulation.

     (f) Each member of the Board and each officer and employee of the Company in performing duties under the Plan shall be entitled to rely upon information and reports furnished in connection with the administration of this Plan by any duly authorized officer or agent of the Company.

     (g) No member of the Board and no officer or employee of the Company shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

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     (h)  Any option agreement may include provisions that if the Company or a subsidiary shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of an option, the Company or the Subsidiary shall be entitled to deduct and to withhold such amount from any cash payments to be made to the optionee. The Administrator may establish such rules and procedures, including, without limitation, any rules or procedures necessary to comply with Rule 16b-3, as it may deem necessary or advisable in connection with the withholding taxes relating to the exercise of any option.

     (i) The section headings contained herein have no substantive meaning or content and are not part of this Plan.